UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2015

FALCONRIDGE OIL TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54253	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17-120 West Beaver Creek Rd., Richmond Hill, Ontario, Canada		L4B 1L2
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (905) 771-6551

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 16, 2015, we entered into a securities purchase agreement with EMA Financial, LLC, pursuant to which EMA Financial agreed to provide our company with an aggregate of $100,000 in consideration of our issuance of a convertible promissory note.

Concurrently, EMA Financial funded an aggregate investment of $100,000 to us pursuant to our agreement.  Therefore, we issued EMA Financial a convertible promissory note with 12% interest commencing April 16, 2015 and due April 16, 2016 and convertible into common shares on a cashless basis at a price equal to 60% of the lowest bid on the 20 trading days before a notice to convert by EMA Financial.

Item 9.01 Financial Statements and Exhibits.

10.1	Securities Purchase Agreement dated as of April 16, 2015 between our company and EMA Financial, LLC.

10.2	Convertible Promissory Note between our company and Union Capital, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FALCONRIDGE OIL TECHNOLOGIES, CORP.

/s /Al Morra
Al Morra
Principal Financial Officer and Director
April 30, 2015